UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 18, 2006

Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

            On August 18, 2006, we entered into an Acquisition Agreement (the “Agreement”) with UTEK CORPORATION, a Delaware corporation, (“UTEK”) and Materials Monitoring Technologies, Inc., a Florida corporation, (“MMTI”), pursuant to which we acquired 100% of MMTI’s outstanding stock from UTEK in exchange for a total of 37,630,750 shares of our common stock, with 35,749,213 shares being issued to UTEK and 1,881,537 shares being issued to Aware Capital Consultants.  As a result of this transaction MMTI became our wholly-owned subsidiary.  Pursuant to a License Agreement (the “License Agreement”) with North Carolina A&T State University (“NCAT”), MMTI owns the exclusive, worldwide licensing rights to certain patented inventions entitled “Sensor Array System” and “System for Damage Location Using a Single Channel Continuous Acoustic Emission Sensor” (the “Licensed Products”), which permits MMTI to make, use and sell the Licensed Products for the life of the patent or until the License Agreement is terminated.  Under the License Agreement, MMTI must pay certain royalty payments to NCAT out of net sales of products sold that utilize the Licensed Products, and/or certain minimum royalty payments after two years, regardless of whether sales of products that utilize the Licensed Products have occurred and whether or not those sales produce net sales.

Item 2.01        Completion of Acquisition or Disposition of Assets

            On August 18, 2006, we completed the above-described transaction acquiring 100% of the outstanding stock of MMTI.  At the time of the acquisition MMTI assets included $500,000 in cash and the licensing rights contained in the License Agreement.  There was no material relationship between us or MMTI, or our officers, directors, or shareholders prior to entering into the Agreement.

Item 3.02        Unregistered Sale of Equity Securities

            On August 18, 2006, pursuant to the above-described transaction, we issued an aggregate of 37,630,750 shares of our common stock with 35,749,213 shares being issued to UTEK and 1,881,537 shares being issued to Aware Capital Consultants, all restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and both UTEK and Aware Capital Consultants are sophisticated investors.

Item 9.01        Financial Statements

            (a)                Financial Statements of Business Acquired

            We have not included financial statements for MMTI with this filing, but we will file an amended 8-K with those financial statements on or before November 3, 2006, as required.

            (b)        Pro forma financial information

            We have not included pro forma financial statements for MMTI with this filing, but we will file an amended 8-K with those financial statements on or before November 3, 2006, as required.

EXHIBITS

10.1	Acquisition Agreement with UTEK and MMTI

10.2	License Agreement between MMTI and NCAT

10.3	Consulting Agreement

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2006	Material Technologies, Inc.,
a Delaware corporation
/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer